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[LOGO] IMPAX
       LABORATORIES, INC.


COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
www.impaxlabs.com                       www.lhai.com
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                       IMPAX RECEIVES NOTICE OF ADDITIONAL
                    DELINQUENCY FOR FAILURE TO FILE FORM 10-Q

HAYWARD, CALIF. (MAY 23, 2005) -- IMPAX LABORATORIES, INC. (NASDAQ:IPXLE) today announced that on May 17, 2005 it received a Nasdaq Staff determination letter (the "May 17th Letter") indicating that IMPAX failed to comply with the requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because IMPAX failed to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "First Quarter 2005 Form 10-Q"). As previously reported, on April 5, 2005 IMPAX received a Nasdaq Staff determination letter indicating that IMPAX failed to comply with the requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because IMPAX failed to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K") with Nasdaq and, therefore, IMPAX's common stock would be subject to delisting from The Nasdaq Stock Market.

The May 17th Letter said that the Nasdaq Listing Qualifications Panel would consider the First Quarter 2005 Form 10-Q filing delinquency in rendering a determination regarding IMPAX's continued listing on The Nasdaq National Market. IMPAX appeared at a hearing before a Nasdaq Listing Qualifications Panel on May 19, 2005 to review the Staff's determination to delist IMPAX's common stock, although there can be no assurance that the Panel will grant IMPAX's request for continued listing. To date, IMPAX has not received any decision from the Nasdaq Listing Qualifications Panel.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from Impax's delay in filing its 2004 Form 10-K and its Form 10-Q for the first quarter of 2005 including possible delisting from the NASDAQ National Market, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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